UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 19, 2007

Date of Report

AVAX TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-29222	13-3575874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Hamilton Street

Suite 204

Philadelphia, PA 19130

(Address of principal executive offices, including zip code)

(215) 241-9760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events.

AVAX Technologies, Inc. (the “Company”) regrettably announces the death of Dr. Andres Crespo, the Chief Executive Officer of AVAX subsidiary Genopoeitic SAS based in Lyon, France. Dr. Crespo was also an investor in and served as an integral part of the Company.

Dr. Crespo and his dedication, desire and commitment will be missed greatly by the Board of Directors of the Company, all the Company’s employees, and especially by the team that he built at Genopoeitic. Dr. Crespo represented for the Company the true spirit of loyalty and hard work that was the foundation for a small company, such as AVAX, to achieve success. Dr. Crespo undertook every responsibility with integrity, foresight and consummate professionalism, and his leadership over the course of his involvement in the Company was exemplary to all.

Prior to his duties at Genopoeitic Dr. Crespo was in charge of biopharmaceutical production for Rhône-Poulenc and later Rhône-Poulenc’s Gencell division, where he was responsible for organizing the coordination of the various Rhône-Poulenc laboratories specializing in gene therapy. Dr. Crespo was also in charge of the GMP production of gene therapy vectors while at Rhône-Poulenc. Dr. Crespo received his M.Sc. and Ph.D. in Pharmaceutical Sciences from the University of Toulouse.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAX TECHNOLOGIES, INC.
Date: January 19, 2007.	By:	/s/ Richard P. Rainey
	Name:	Richard P. Rainey
	Title:	President